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                                                                  EXHIBIT 10-6-2

TRANSFERABLE STOCK OPTION UNDER THE
EXELON CORPORATION LONG-TERM INCENTIVE PLAN
(as amended and restated effective January 28, 2002)

GRANT INSTRUMENT

Pursuant to Section 5 of the Exelon Corporation Long-Term Incentive Plan, as amended and restated effective January 28, 2002 (the "Plan"), the Compensation Committee of the Board of Directors has granted an option (the "Option") to purchase the number of shares of common stock, without par value, of Exelon Corporation ("Common Stock") as set forth below, subject to the terms and conditions listed below, and such other terms and conditions contained in the Plan.

Optionee:
Option Number :                                2002-

Number of Shares Subject to Option:

Grant Date:                                    January 28, 2002

Expiration Date:                               11:59 p.m. (CST) on January 27, 2012

Exercise Price (per share):                    $46.92

When Exercisable:                              Except as otherwise provided in Section 5(e) of the Plan
                                               and subject to the other terms and conditions of the
                                               Plan, this Option shall become exercisable on or after
                                               the dates set forth below (if the Grantee is employed by
                                               the Company on such dates) with respect to the indicated
                                               number of shares of Common Stock originally subject to
                                               this Option:

                                                     NUMBER OF SHARES
                                                     FOR WHICH OPTION
                Vesting Date(s):                      IS EXERCISABLE
                ----------------                      --------------
                January 28, 2003
                January 28, 2004
                January 28, 2005

This Option is at all times subject to the terms and conditions set forth in the Plan and as may be specified by the Compensation Committee of the Board of Directors from time to time. This Option shall be transferable solely in accordance with Exhibit I attached hereto.

                    Exhibit I to Option Number __fill in____

This Option and any rights with respect thereto shall be transferable to a Permitted Transferee (as defined below) in accordance with procedures established by the Committee. To the extent you do not transfer this Option to a Permitted Transferee in accordance with such procedures, it will continue to be transferable upon your death or, with the consent of the Committee, pursuant to a domestic relations order in accordance with Section 12(a) of the Plan. Any other attempted transfer, assignment, pledge or hypothecation, whether or not by operation of law, shall be void. The Option shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any of your rights with respect to your Option or possess any rights with respect to such Option by virtue of any attempted execution, attachment or other process.

A "Permitted Transferee," as used above, shall mean any of your family members who acquire this Option from you through a gift. Your "family members" include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or you) control the management of assets, and any other entity in which these persons (or you) own more than fifty percent of the voting interests.

This Option may not be transferred for value. The following transactions shall not be considered transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or you) in exchange for an interest in that entity.

A transfer to a Permitted Transferee shall not be effective unless and until such Permitted Transferee has entered into, and delivered to the Company, a written agreement in form and substance satisfactory to the Company (i) authorizing the Company to withhold shares of stock which would otherwise be delivered to such person upon an exercise of the Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that you do not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid and (ii) agreeing to be bound by the other terms and conditions of the Plan and this Grant Instrument. Capitalized terms not defined herein shall have the respective meanings set forth in the Plan.